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EXHIBIT 99.1

                                                           Contact: Brad Holiday
                                                                    Larry Dorman
                                                                  (760) 931-1771

                         CALLAWAY GOLF CHANGING AUDITORS

      CARLSBAD, Calif./ December 16, 2002/ Callaway Golf Company (NYSE:ELY) announced today that, pursuant to the recommendation of its Audit Committee, the Company's Board of Directors has asked Deloitte & Touche LLP to become the independent auditors for the Company, replacing KPMG LLP. KPMG had been appointed as the Company's independent auditors effective March 25, 2002 and has never issued a report on the Company's financial statements. The appointment of Deloitte & Touche is subject to satisfactory completion of Deloitte & Touche's customary client acceptance procedures, which the Company expects to be completed shortly.

      The Company had recently announced that it would be delayed in filing its Form 10-Q for the third quarter because the Company and KPMG were still in the process of reviewing the appropriate periods in which to record a $17 million reduction in the Company's warranty reserve. While both management and KPMG agree with the magnitude of the adjustment, they have been unable to reach agreement as to the proper period or periods in which to reflect the non-cash increase in net income. Ultimately, the Audit Committee recommended that the Board seek new outside auditors.

      "In making this change, we wish to point out that neither the Audit Committee nor the Board has made a final determination as to the proper treatment of the reduction in warranty reserves," stated Ronald S. Beard, Chair of the Audit Committee. "It is our plan to work with Deloitte & Touche to resolve this matter, one way or another, as quickly as possible and file our 10-Q."

      Brad Holiday, Executive Vice President and Chief Financial Officer, stated, "While we regret our delay in resolving this accounting issue, we want to remind investors that this is strictly a non-cash accounting matter as to which periods to record an increase in earnings due to the reduction in the Company's warranty reserve. In our reporting on this matter to date, we have made clear to our shareholders and to potential investors our financial results from operations both with and without the effect of this adjustment."

DISCLAIMER: STATEMENTS USED IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS, FINANCIAL RESULTS OR PERFORMANCE, INCLUDING STATEMENTS AS TO THE APPOINTMENT OF DELOITTE & TOUCHE, AND THE EXPECTED FILING DATE AND CONTENTS OF THE FORM 10-Q, ARE FORWARD-LOOKING STATEMENTS AS DEFINED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON CURRENT INFORMATION AND EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED AS A RESULT OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO COMPLETION OF DELOITTE & TOUCHE'S PRE-ACCEPTANCE PROCEDURES, AND ITS REVIEW OF THE THIRD QUARTER. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO REPUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                      *****
Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including Great Big Bertha(R) II Titanium Drivers and Fairway Woods, Big Bertha C4(TM) Compression Cured Carbon Composite Drivers, Big Bertha ERC(R) II Forged Titanium Drivers, Big Bertha ERC Forged Titanium Fairway Woods, Big Bertha Hawk Eye(R) VFT(R) and Big Bertha Hawk Eye VFT Pro Series Titanium Drivers and Fairway Woods, Big Bertha Steelhead(TM) III Stainless Steel Drivers and Fairway Woods, Hawk Eye VFT Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead X-16(TM) and Steelhead X-16 Pro Series Stainless Steel Irons, Steelhead X-14(R) and Steelhead X-14 Pro Series Stainless Steel Irons, and Callaway Golf Forged Wedges. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(R), DFX(TM) and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Blue and HX Red balls, the CTU 30(R) Blue and CTU 30 Red balls,


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the HX 2-Piece Blue and HX 2-Piece Red balls, the CB1(R) Blue and CB1 Red balls, and the Warbird(TM) golf balls. For more information about Callaway Golf
Company, please visit our Web sites at www.callawaygolf.com and www.odysseygolf.com.